UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

Centillium Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30649	94-3263530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

215 Fourier Avenue
Fremont, California    94539
(Address of principal executive offices including zip code)

(510) 771-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Definitive Material Agreement.

On June 5, 2006, Centillium Communications, Inc. (the "Company") entered into a severance agreement ("Agreement") with Wayne Gartin, the Company's vice president of worldwide sales. The following description is qualified in its entirety by the Agreement, a copy of which is attached as Exhibit 10.50 to this Form 8-K and which is incorporated herein by reference.

Pursuant to the terms of the Agreement, Mr. Gartin will receive the following severance benefits if the Agreement is not revoked within seven (7) days of its execution:

(i) a lump sum payment in the gross amount of $108,604.83, less all applicable tax withholdings; and

(ii) medical, dental, and vision coverage under the Company's health care group plans ("Health Care Benefits") until the earlier of September 30, 2006 and the date upon which he becomes covered under another employer's group health, dental and vision plan (the "Covered Period"); provided that if continued receipt of the Health Care Benefits is not permitted by the applicable health care group plans, the Company will then reimburse Mr. Gartin for the COBRA premiums for the same such benefits for the Covered Period.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

10.50	Severance Agreement between Wayne Gartin and Centillium Communications dated as of June 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Centillium Communications, Inc.

By:	/s/ J. Scott Kamsler

J. Scott Kamsler
Vice President and Chief Financial Officer

Dated: June 8, 2006

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 10.50	Severance Agreement between Wayne Gartin and Centillium Communications dated as of June 5, 2006. (PDF format provided as a courtesy).